EXHIBIT 99.1

PRESS RELEASE

UNITED COMMUNITY BANCORP ANNOUNCES CASH DIVIDEND

Lawrenceburg, Ind., November 10, 2016 - United Community Bancorp (the “Company”) (Nasdaq: UCBA) today announced that its Board of Directors declared a quarterly cash dividend of $0.06 per share, payable on or about December 9, 2016, to stockholders of record as of the close of business on November 23, 2016.

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana. The Bank currently operates eight offices in Dearborn County and Ripley County, Indiana.

Contact:	United Community Bancorp

E.G. McLaughlin, President and Chief Executive Officer

(812) 537-4822